UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2020

RW Holdings NNN REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

120 Newport Center Drive
Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 742-4862

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.	Other Events.

Monthly Distributions Declared

On December 9, 2020, the board of directors of RW Holdings NNN REIT, Inc. (the “Company”) declared distributions based on daily record dates for the period January 1, 2021 through January 31, 2021 at a rate of $0.00095890 per share per day on the outstanding shares of the Company’s Class C and Class S common stock, which the Company will aggregate and pay on January 22, 2021. Distributions will be paid in cash or reinvested in shares of the Company’s Class C and Class S common stock for stockholders participating in the Company’s distribution reinvestment plans. The daily distribution rate of $0.00095890 per share of Class C and Class S common stock reflects an annualized distribution rate of $0.35 per share, which is consistent with distributions paid since May 22, 2020.

Safe Harbor Statement

There is no guarantee that the Company’s board of directors will declare additional distributions in the future, and the amount of future distributions, if any, and the declaration and payment thereof, will be determined by the Company’s board of directors based on the Company’s financial condition and such other factors as the board of directors deems relevant. The Company’s operating performance and the timing and amount of future distributions is subject to risks and uncertainties as described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RW HOLDINGS NNN REIT, INC. (Registrant)

By:	/s/ RAYMOND J. PACINI
	Name:	Raymond J. Pacini
	Title:	Chief Financial Officer

Date: December 10, 2020